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                                                                       EXHIBIT A

                         Credit Suisse Asset Management
                       Strategic Global Income Fund, Inc.

                   Rights Offering for Shares of Common Stock

                           SOLICITING DEALER AGREEMENT

               THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK TIME,
                               October 22, 1999.(1)

To Securities Dealers and Brokers:

            Credit Suisse Asset Management Strategic Global Income Fund, Inc. (the "Company") is issuing to its shareholders of record ("Record Date Shareholders") as of the close of business on September 27, 1999 (the "Record Date") non-transferable rights ("Rights") to subscribe for an aggregate of up to 2,818,047 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company upon the terms and subject to the conditions set forth in the Company's Prospectus (the "Prospectus") dated September 24, 1999, (the "Offer"). Each such Record Date Shareholder is being issued one Right for each full share of Common Stock owned on the Record Date. The Rights entitle the Record Date Shareholder, during the Subscription Period (as hereinafter defined) to acquire at the Subscription Price (as hereinafter defined), one Share for each three Rights held in the primary subscription. No fractional Shares will be issued. The Subscription Price will be 95% of the lower of (i) the average of the last reported sales prices of a share of the Company's Common Stock on the New York Stock Exchange on the date of the expiration of the Offer (the "Pricing Date") and the four preceding business days and (ii) the net asset value per share as of the Pricing Date. The Subscription Period will commence on September 24, 1999 and end on the Expiration Date. (With respect to the Offer, the term "Expiration Date" means 5:00 p.m., New York time, on October 22, 1999, unless and until the Company shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term "Expiration Date" with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Company, will expire.) Any Record Date Shareholder who fully exercises all Rights issued to such shareholder is entitled to subscribe for Shares which were not otherwise subscribed for by others on primary subscription (the "Over-Subscription Privilege"). Shares acquired pursuant to the Over-Subscription Privilege are subject to allotment, as more fully discussed in the Prospectus.

            For the duration of the Offer, the Company has agreed to pay Solicitation Fees to any qualified broker or dealer executing a Soliciting Dealer Agreement who solicits the exercise of Rights and the Over-Subscription Privilege in connection with the Offer and who complies with the procedures described below (a "Soliciting Dealer"). Upon timely delivery to The Chase Manhattan Bank, the Company's Subscription Agent for the Offer, of payment for Shares


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      (1)   Unless extended to a date no later than October 29, 1999.

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purchased pursuant to the exercise of Rights and the Over Subscription Privilege and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive Solicitation Fees equal to 2.50% of the Subscription Price per Share so purchased; provided, however, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received. A qualified broker or dealer is a broker or dealer which is a member of a registered national securities exchange in the United States or the National Association of Securities Dealers, Inc. ("NASD") or any foreign broker or dealer not eligible for membership who agrees to conform to the Conduct Rules of the NASD, including Rules 2730, 2740, 2420 and 2750 thereof, in making solicitations in the United States to the same extent as if it were a member thereof.

            The Company has agreed to pay the Solicitation Fees payable to the undersigned Soliciting Dealer and to indemnify such Soliciting Dealer on the terms set forth in the Dealer Manager Agreement, dated September 24, 1999, among Salomon Smith Barney, Inc. as the Dealer Manager, the Company and Credit Suisse Asset Management (the "Dealer Manager Agreement"). Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicitations in any state or other jurisdiction in which, in the opinion of counsel to the Company or counsel to the Dealer Manager, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Solicitation Fees with respect to Shares purchased pursuant to an exercise of Rights or the Over-Subscription Privilege for its own account or for the account of any affiliate of the Soliciting Dealer, except that the Dealer Manager shall receive the Solicitation Fees with respect to Shares purchased pursuant to an exercise of Rights or the Over-Subscription Privilege for its own account provided that such Shares are offered and sold by the Dealer Manager to its clients. No Soliciting Dealer or any other person is authorized by the Company or the Dealer Manager to give any information or make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Company through the Dealer Manager. No Soliciting Dealer is authorized to act as agent of the Company or the Dealer Manager in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Manager or with one another, or agents of the Dealer Manager or of the Company, or create any association between such parties, or shall render the Dealer Manager or the Company liable for the obligations of any Soliciting Dealer. The Dealer Manager shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

            In order for a Soliciting Dealer to receive Solicitation Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights or the Over-Subscription Privilege and full payment for such Shares; or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by close of business on the third business day after the Expiration Date, of (a) full payment for such Shares with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and (b) a properly


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completed and duly executed Subscription Certificate with respect to such
Shares, Solicitation Fees will only be paid after receipt by the Subscription Agent of a properly completed and duly executed Soliciting Dealer Agreement (or a facsimile thereof). In the case of a Notice of Guaranteed Delivery, Soliciting Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected. Pursuant the Dealer Manager Agreement, Solicitation Fees are to be paid by the Company to the Soliciting Dealer in next day funds to an address designated by the Soliciting Dealer below by November 22, 1999; PROVIDED, HOWEVER, that if the Expiration Date as set forth in the Prospectus is extended by any number of days, then such payment date shall be extended by the same number of days.

            All questions as to the form, validity and eligibility (including time or receipt) of this Soliciting Dealer Agreement will be determined by the Company, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Company shall determine. None of the Company, the Dealer Manager, the Subscription Agent, the Information Agent for the Offer (Shareholder Communications Corporation) or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification.

            The acceptance of Solicitation Fees from the Company by the undersigned Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Company that: (i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations may lawfully be made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Shares pursuant to the exercise of Rights and the Over-Subscription Privilege, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Company through the Dealer Manager; (iv) it has not purported to act as agent of the Company or the Dealer Manager in any connection or transaction relating to the Offer; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vi) it is not affiliated with the Company; (vii) it will not accept Solicitation Fees paid by the Company pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account; (viii) it will not remit, directly or indirectly, any part of Solicitation Fees paid by the Company pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Offer; and (ix) it has agreed to the amount of the Solicitation Fees and the terms and conditions set forth herein with respect to receiving such Solicitation Fees. By returning a Soliciting Dealer Agreement and accepting Solicitation Fees, a Soliciting Dealer will be deemed to have agreed to indemnify the Company and the Dealer Manager against losses, claims, damages and liabilities to which the Company or the Dealer Manager may become subject as a result of the breach of such Soliciting Dealer's representations made herein and described above. In making the foregoing representations, Soliciting Dealers are reminded of the possible applicability of Rule 10b-6 under the Exchange


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Act if they have bought, sold, dealt in or traded in any Shares for their own account since the commencement of the Offer.

            Upon expiration of the Offer, no Solicitation Fees will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

            Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.

            This Soliciting Dealer Agreement will be governed by the laws of the State of New York without reference to the choice of law principles thereof.

            Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and confirming that you are a member firm of a registered national securities exchange or of the NASD or a foreign broker or dealer not eligible for membership who has conformed to the Conduct Rules of the NASD, including Rules 2730, 2740, 2420 and 2750 thereof, in making solicitations of the type being undertaken pursuant to the Offer in the United States to the same extent as if you were a member thereof, and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights and the Over-Subscription Privilege, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement. Please forward two executed copies of this Soliciting Dealer Agreement to EquiServe Corporate Reorganization, 40 Campanelli Drive, Braintree, MA 02184. A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

                                             Very truly yours,

                                             Salomon Smith Barney, Inc.

                                             By:
                                                 --------------------------
                                                 Name:
                                                 Title:


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PLEASE COMPLETE THE INFORMATION BELOW:

ACCEPTED AND CONFIRMED BY SOLICITING DEALER


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         Printed Firm Name                               Address

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       Authorized Signature                Area Code and Telephone Number

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         Name and Title                    Area Code and Facsimile Number

Dated: ____________________






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Payment of the Solicitation Fee should
be mailed by check to the following address:


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